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                                                                   Exhibit 99.12

                          MAYER, BROWN, ROWE & MAW LLP

                            190 South La Salle Street

                          Chicago, Illinois 60603-3441

                                                                  MAIN TELEPHONE
                                                                  (312) 782-0600
                                                                     MAIN FAX
                                                                  (312) 701-7711

                                November 26, 2003

To the Parties Listed on Schedule I Attached Hereto

Re: Agreement and Plan of Reorganization for the Exchange of Shares of the Morgan Stanley Institutional Fund Trust U.S. Small Cap Value Portfolio for Substantially All of the Assets of the Morgan Stanley Institutional Fund Trust Strategic Small Value Portfolio

Ladies and Gentlemen:

     We have acted as counsel to the Strategic Small Value Portfolio (the "Target Fund"), a separate portfolio of the Morgan Stanley Institutional Fund Trust (the "Trust"), a Pennsylvania business trust, and to the U.S. Small Cap Value Portfolio (the "Acquiring Fund"), a separate portfolio of the Trust in connection with the proposed transfer of substantially all of the assets of the Target Fund to the Acquiring Fund and certain other transactions related thereto pursuant to and in accordance with the terms of the Agreement and Plan of Reorganization, dated as of October 23, 2003, by and between the Trust, on behalf of the Acquiring Fund, and the Trust, on behalf of the Target Fund (the "Reorganization Agreement" and such transactions, the "Reorganization"). You have requested that we provide an opinion regarding the treatment of the Reorganization under the Internal Revenue Code of 1986, as amended (the "Code"), and the accuracy of the tax disclosures in the proxy statement and prospectus (the "Proxy Statement and Prospectus") on Exhibit 12 to the Form N-14 Registration Statement.

     In connection with rendering these opinions, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Reorganization Agreement, (ii) the Registration Statement on Form N-14 for the Reorganization, and the Proxy Statement and Prospectus and other documents, exhibits, attachments and schedules contained therein, (iii) written representations of Morgan Stanley Investments LP (the "Advisor") concerning certain facts underlying and relating to the Reorganization set forth in a letter dated as of the date hereof, and (iv) such other documents and materials as we have deemed necessary or appropriate for purposes of the opinions set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. We have not made an independent investigation of the facts set forth in the Registration Statement, the Reorganization Agreement or such other documents that we have examined. We have consequently assumed in rendering these opinions that the information presented in such

     Brussels Charlotte Chicago Cologne Frankfurt Houston London Los Angeles Manchester New York Palo Alto Paris Washington, D.C. Independent Mexico City
             Correspondent: Jauregui, Navarrete, Nader y Rojas, S.C.

    Mayer, Brown, Rowe & Maw LLP operates in combination with our associated
       English limited liability partnership in the offices listed above.

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MAYER, BROWN, ROWE & MAW LLP


   November 26, 2003
   Page 2

   documents or otherwise furnished to us accurately and completely describes in all material respects all facts relevant to the Reorganization.

        We have also assumed for purposes of rendering our opinions (i) the accuracy of, and material compliance with, the representations of the Advisors set forth in the letters referred to above, (ii) the accuracy of, and material compliance with, the representations, warranties, covenants and agreements of the Trust, on behalf of Target Fund and the Acquiring Fund made in the Reorganization Agreement, and (iii) that there are no agreements or understandings other than those of which we have been informed that would affect our conclusions set forth below.

        The opinions set forth below are based on the Code, the legislative history with respect thereto, rules and regulations promulgated thereunder, and published rulings, court decisions and administrative authorities issued with respect to all of the foregoing, all as in effect and existing on the date hereof, and all of which are subject to change at any time, possibly on a retroactive basis. In addition, there can be no assurance that positions contrary to those stated in our opinions may not be asserted by the Internal Revenue Service.

        Any change occurring after the date hereof in, or a variation from, any of the foregoing factual or legal bases for our opinions could affect the conclusions set forth below.

        In addition, the opinions expressed herein are given as of the date hereof and we express no obligation to advise you of any changes in the law or events that may hereafter come to our attention that could affect our opinions set forth below.

        Based on the foregoing, we are of the opinion that, for U.S. Federal income tax purposes:

        1. The summaries of U.S. Federal income tax consequences set forth in the Proxy Statement and Prospectus under the headings "Synopsis - Tax Consequences of the Reorganization," "The Reorganization - The Board's Consideration" and "The Reorganization - Tax Aspects of the Reorganization" are accurate in all material respects as to matters of law and legal conclusions.

        2. The transfer of the Target Fund's assets in exchange for Acquiring Fund shares and the assumption by the Acquiring Fund of certain stated liabilities of the Target Fund followed by the distribution by the Target Fund of the Acquiring Fund shares to the Target Fund shareholders in exchange for their Target Fund shares pursuant to and in accordance with the terms of the Reorganization Agreement will constitute a "reorganization" within the meaning of section 368(a)(1)(C) of the Code, and the Target Fund and the Acquiring Fund will each be a "party to a reorganization" within the meaning of section 368(b) of the Code.

        3. No gain or loss will be recognized by the Acquiring Fund upon the receipt of the assets of the Target Fund solely in exchange for the Acquiring Fund shares and the assumption by the Acquiring Fund of the stated liabilities of the Target Fund.

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MAYER, BROWN, ROWE & MAW LLP


   November 26, 2003
   Page 3

        4. No gain or loss will be recognized by the Target Fund upon the transfer of the assets of the Target Fund to the Acquiring Fund in exchange for the Acquiring Fund shares and the assumption by the Acquiring Fund of the stated liabilities of the Target Fund or upon the distribution of the Acquiring Fund shares to the Target Fund shareholders in exchange for their Target Fund shares.

        5. No gain or loss will be recognized by the Target Fund shareholders upon the exchange of the Target Fund shares for the Acquiring Fund shares.

        6. The aggregate tax basis for the Acquiring Fund shares received by each Target Fund shareholder pursuant to the Reorganization will be the same as the aggregate tax basis of the Target Fund shares held by each such Target Fund shareholder immediately prior to the Reorganization.

        7. The holding period of the Acquiring Fund shares to be received by each Target Fund shareholder will include the period during which the Target Fund shares surrendered in exchange therefor were held (provided such Target Fund shares are held as capital assets on the date of the Reorganization).

        8. The tax basis of the assets of the Target Fund acquired by the Acquiring Fund will be the same as the tax basis of such assets to the Target Fund immediately prior to the Reorganization.

        9. The holding period of the assets of the Target Fund in the hands of the Acquiring Fund will include the period during which those assets were held by the Target Fund.

        These opinions are being provided to you solely in connection with the filing of the Registration Statement for the Reorganization. This opinion may not be relied upon by you for any other purposes or relied upon by, or furnished to, any other person without our prior written consent.

        We hereby consent to the filing of this opinion as an exhibit to the Proxy Statement and Prospectus and to all references to this firm under the headings "Synopsis - Tax Consequences of the Reorganization, "The Reorganization - The Board's Consideration" and "The Reorganization - Tax Aspects of the Reorganization" in the Proxy Statement and Prospectus.

                                        Sincerely,




                                        /s/ MAYER, BROWN, ROWE & MAW LLP

JRB/KRA

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                                   Schedule I

Morgan Stanley Institutional Fund Trust
U.S. Small Cap Value Portfolio
One Tower Bridge
100 Front Street, Suite 1100
West Conshohocken, PA  19428-2881


Morgan Stanley Institutional Fund Trust
Strategic Small Value Portfolio
One Tower Bridge
100 Front Street, Suite 1100
West Conshohocken, PA  19428-2881